UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 30, 2006

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039
(Address of principal executive offices)	(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On January 30, 2006, the Board of Directors of the Registrant elected Andrew C. Schmidt a director of the Registrant.

Mr. Schmidt, 44, currently serves as Chief Financial Officer of Smith Micro Software, Inc., a Nasdaq listed software company. He has served in that position since June 2005. From August 2004 to June 2005, Mr. Schmidt held the position of Chief Financial Officer of Genius Products, Inc., a publicly traded entertainment company. From April 2003 to June 2004, Mr. Schmidt was Vice President (Finance) and Chief Accounting Officer of Peregrine Systems, Inc., a publicly held provider of enterprise level software which was recently acquired by Hewlett-Packard Company. From July 2000 to January 2003, Mr. Schmidt was Executive Vice President and Chief Financial Officer of Mad Catz Interactive, Inc., a publicly traded provider of console video game accessories. Mr. Schmidt holds a B.B.A. from the University of Texas and an M.S. in Accountancy from San Diego State University.

Mr. Schmidt will serve as Chairman of the audit committee. There are no arrangements or understandings between Mr. Schmidt and any other person pursuant to which he was selected as a director of the Registrant, and there is no information required to be disclosed with respect to Mr. Schmidt pursuant to Item 404(a) of Regulation S-B.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date: February 2, 2006	By:	/s/ Mark J. Miller
		Name:	Mark J. Miller
		Title:	Chief Executive Officer